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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
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                               SYNCRONYS SOFTCORP
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                        [SYNCRONYS SOFTCORP LETTERHEAD]

To Our Shareholders:

     I am proud to report that Syncronys has grown tremendously over the past year, achieving several important goals. With the ongoing implementation of a refined, strategic business model to promote strong growth and distinguish the Company competitively, Syncronys' future today looks brighter than ever.

     In my Letter to Shareholders dated this week, one year ago, I wrote, "Our strategy for the next year is to rapidly rebuild our revenues and earnings power through an exciting array of new software products that will be aggressively marketed." (At the end of fiscal 1996, Syncronys had no product in the market, no revenues, an inadequate infrastructure, and faced an uncertain market.)

     Today, Syncronys has achieved those goals with 11 new products in the market, a steady revenue stream, excellent industry and consumer relations, online sales of all existing products, a new-product development pipeline of exciting new software technologies, and a strong management team comprised of seasoned executives.

FISCAL 1997 RESULTS

     Fiscal 1997 results reflect a shift to a more conservative accounting method which conforms with methods increasingly being adopted in the software industry. The year's results include the deferral of $2.5 million in sales, and do not reflect about $700,000 in product shipped in the fourth fiscal quarter but which will booked in the first fiscal quarter of 1998. The Company also incurred a charge for reserves totaling $700,000 to reflect the implementation of a more conservative, forward-looking model for recognition of product sales that factors in variables such as receivables, projected collections, pricing strategies and channel coop marketing expenses.

     For the 1997 fiscal year ended June 30, 1997, the Company posted a net loss of $6.8 million, or $0.39 per share, on gross revenues of $3.8 million compared with a net loss of $12 million, or $0.87 per share, on $15 million in gross revenues in the previous fiscal year. Syncronys' June 30 balance sheet is solid and -- adjusted for the issuance of $2 million in preferred stock which closed in late June with the funds received on July 2 -- the Company had $3.4 million in cash and cash equivalents, and trade receivables of $3.1 million net.

BUSINESS MODEL FOR THE NEW MILLENIUM

     Beginning in fiscal 1998, Syncronys has revised its business model to license, on a royalty basis, most of its new products from outside development firms; more than half of our products to date have been based upon licensed technology.

     This evolution to a globally networked focus will facilitate a steady stream of new leading-edge software products to capitalize on the Company's strong sales and marketing capabilities. This is expected to produce important competitive advantages by allowing Syncronys to: (1) access the most innovative and sophisticated software of independent developers worldwide; (2) respond more quickly to rapidly changing trends in the industry by selecting advanced software technology that is ready for timely introduction; (3) reduce volatility by smoothing the flow of new product releases -- targeting six to eight new products per year, and; (4) substantially lower fixed costs, development expense and risk.

     While some software firms will license third-party developed software on an adjunct basis, by being specifically structured to do so, Syncronys has established, and expects to continue to establish, superior business relationships with the global community of leading independent software developers. By being the
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developers' "publisher of choice," Syncronys will attract and choose from the best technology, as well as attain higher levels of operational efficiency with this custom core-business structure than would otherwise be possible.

OUTLOOK 1998

     In addition to its globally networked business model, Syncronys is targeting strong growth ahead with strategies that include: (1) increased market penetration overseas which offers an opportunity for incremental sales with new and existing products; (2) evaluate and choose, from the world market of independently developed software technology, only those programs which have strong potential as major hit sellers; (3) begin marketing our software technology to OEM and corporate markets, and; (4) improve net margins through a lean, variable-cost infrastructure that can be easily leveraged for accelerated growth.

     The business utility software market remains one of the most dynamic and exciting marketplaces in the high technology industry. Although the road has been bumpy at times, Syncronys has made solid progress in the past year. I am more confident than ever that Syncronys today has the fundamental pieces in place for a future of strong growth and prosperity.

     On behalf of the entire Syncronys staff, I thank you for your continued confidence and support.

                                      /s/ RAINER POERTNER
                                          Rainer Poertner
                                          Chief Executive Officer
                                          October 28, 1997

    For Syncronys progress reports, visit our Web site at www.syncronys.com.
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PROXY                          SYNCRONYS SOFTCORP

        The undersigned hereby appoints Lloyd I. Baron, Rainer Poertner, and Daniel G. Taylor as proxyholders, each with the power to appoint his substitute; hereby authorizes them or any one of them to represent and vote as designated below all the shares of common stock of Syncronys Softcorp held of record by the undersigned on October 28, 1997 at the Annual Meeting of Shareholders to be held December 4, 1997 or any adjournment thereof, and hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 28, 1997.

        1. Election of Directors        / / FOR all nominees listed             / / WITHHOLD AUTHORITY
                                            (except as marked to the                to vote for all nominees
                                            contrary below)                         listed below

             Lloyd I. Baron, Rainer Poertner, and Daniel G. Taylor

               (To withhold authority for any individual nominee,
                      strike a line through his name above)

        2. Ratification of appointment of KPMG Peat Marwick LLP as independent accountants for current fiscal year.

                   / / FOR               / / AGAINST               / / ABSTAIN

        3. Approval of an amendment to the Syncronys Softcorp 1995 Stock Option Plan, (the "PLAN"), to increase the total number of shares which may be issued upon the eercise of options granted under the "PLAN" from 2,000,000 to 2,800,000 shares.

                   / / FOR               / / AGAINST               / / ABSTAIN

        4. In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting.

             (Please sign and date this Proxy on the reverse side.)


        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR proposals 1, 2, and 3.

        This Proxy is solicited on behalf of the Board of Directors of Syncronys Softcorp.


                                          Dated: _____________________, 1997


                                          Signature: _______________________


                                          Signature: _______________________


                                          Please sign exactly as name appears.
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                                          please sign in partnership name by
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